PRUDENTIAL EUROPE GROWTH FUND, INC.
                Gateway Center Three, 9th Floor
                      100 Mulberry Street
                          Newark, New Jersey 07102-4077



                                             June 25, 1997


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

     Re:  Prudential Europe Growth Fund, Inc.
          File Nos. 33-53151 and 811-7167

Ladies and Gentlemen:

     On behalf of Prudential Europe Growth Fund, Inc. enclosed for filing, under the Investment Company Act of 1940, are:

     (1)  the Form 24F-2 for the Fund; and

     (2)  an opinion of counsel to the Fund.

     These documents are being filed electronically via the EDGAR System.

     If you have any questions relating to the foregoing, please call the undersigned at (201) 367-7530.

                                             Yours truly,



/s/ S. Jane Rose
                                             S. Jane Rose
                                             Secretary



Enclosures